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355 Burrard Street

Vancouver, B.C. V6C 2G8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
facsimile: 604.688.4675

The Board of Directors	telephone: 604.687.1231
NiteKlubz International, Inc. (A Development Stage Company)

We consent to the incorporation in the registration statement dated on or about December 22,2005 on Form SB-2/A of NiteKlubz International, Inc. (A Development Stage Company) of our auditors' report dated August 26, 2005 on the May 31, 2005 and 2004 balance sheets and the related statements of operations and deficit accumulated during the development stage, stockholders' equity and cash flows for the year ended May 31, 2005 and for the period from May 24, 2004 (date of inception) to May 31, 2005 and the cumulative totals for the development stage operations from May 24, 2004 (inception) through May 31, 2005.

We also consent to the reference to us as experts in matters of accounting and audit in this registration statement.

/s/ Smythe Ratcliffe
Chartered Accountants

Vancouver, Canada
December 22, 2005